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                                                                       EXHIBIT 1



                             JOINT FILING AGREEMENT


         The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on this Amendment 6 to
Schedule 13D, in accordance with the provisions of Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended.


Dated: March 25, 2000


                                     THE WILLIS GROUP, LLC


                                     By: /s/ Mark Willis
                                         ----------------------------------
                                         Mark Willis, President



                                     /s/ Mark Willis
                                     --------------------------------------
                                     Mark Willis


                                     /s/ James T. Harris
                                     --------------------------------------
                                     James T. Harris


                                     /s/ Michael T. Willis
                                     --------------------------------------
                                     Michael T. Willis